UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	87-0430320
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Beihuan Road, Junan County
Shandong, the People’s Republic of China 276600
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to	Name of each exchange on
be so registered	which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates: Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by American Lorain Corporation, a Delaware corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.         Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Capital Stock” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2009, and is hereby incorporated by reference herein.

Item 2.         Exhibits

2.1

Share Exchange Agreement, dated May 3, 2007, among the registrant, International Lorain Holding, Inc. and its stockholders. Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K filed on May 9, 2007 in commission file number 0-31619.

3.1

Restated Certificate of Incorporation of the registrant as filed with the Secretary of State of Delaware. Incorporated by reference to Exhibit 3.1 to the registrant’s current on Form 8-K filed on May 9, 2007 in commission file number 0-31619.

3.2

Bylaws of the registrant, adopted on March 31, 2000. Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form 10SB12G filed October 19, 2001, in commission file 0-31619.

4.1

Certificate of Designation of Series A Voting Convertible Preferred Stock of the registrant as filed with the Secretary of State of Delaware on April 9, 2007. Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed on May 9, 2007 in commission file number 0-31619.

4.2

Certificate of Designation of Series B Voting Convertible Preferred Stock of registrant as filed with the Secretary of State of Delaware on April 30, 2007. Incorporated by reference to Exhibit 4.2 to the registrant’s current report on Form 8-K filed on May 9, 2007 in commission file number 0-31619.

4.3	2009 Incentive Stock Option Plan. Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S- 8 filed on July 27, 2009 in commission file number 333-160822.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 1, 2009	AMERICAN LORAIN CORPORATION

	By:	/s/ Si Chen
Si Chen
Chief Executive Officer